Exhibit 1.1

             Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)

                This will confirm the agreement by and among the undersigned that the Schedule 13G filed on August 24, 2021 with the Securities and Exchange Commission with respect to the beneficial ownership by the undersigned of the Ordinary Shares of Otonomo Technologies Ltd. was filed, this amendment is filed, and all additional amendments will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: September 9, 2021

Mithaq Capital SPC

By:/s/ Turki Saleh A. AlRajhi

Name:

 Turki Saleh A. AlRajhi

Title: Director

By:/s/Muhammad Asif Seemab

Name:

 Muhammad Asif Seemab

Title: Director

Date: September 9, 2021

By:/s/ Turki Saleh A. AlRajhi

Turki Saleh A. AlRajhi

Dated: September 9, 2021

By:/s/Muhammad Asif Seemab

Muhammad Asif Seemab

The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative.  If the statement is signed on behalf of a person by his authorized representative (other than an executive officer or general partner of this filing person), evidence of the representative’s authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference.  The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

Attention:  Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001).

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